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                                                                     EXHIBIT 3.4


                      SPRINT SPECTRUM FINANCE CORPORATION

                                     BYLAWS



                                  ARTICLE ONE

                                  STOCKHOLDERS

     Section 1.1. Annual Meetings. An annual meeting of stockholders of the Corporation to elect directors and transact such other business as may properly be presented to the meeting shall be held at such place, within or without the State of Delaware, as the Board of Directors may from time to time fix, at 10:00 a.m., or such other time as may be designated by the Board of Directors, on the second Tuesday in May in each year or, if that day shall be a legal holiday in the jurisdiction in which the meeting is to be held, then on the next day not a legal holiday.

     Section 1.2. Special Meetings. A special meeting of stockholders may be called at any time by the Board of Directors, the Executive Committee or the President and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

     Section 1.3. Notice of Meeting. For each meeting of stockholders, written notice shall be given stating the place, date and hour, and in the case of a special meeting, the purpose or purposes for which the meeting is called and, if the location of the list of stockholders required by Section 1.10. Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.



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     Section 1.4.  Nominations.  Nominations of persons for election to the
Board of Directors of the Corporation at a meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made at a meeting of the Stockholders by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting.

     Section 1.5. Quorum. Except as otherwise required by law or the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained. At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

     Section 1.6. Chairman and Secretary at Meeting. At each meeting of stockholders the President of the Corporation, or in his absence or inability to act, the person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the stockholders present at the meeting shall choose a chairman by plurality vote. The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

     Section 1.7. Voting; Proxies. Except as otherwise provided by law or the Certificate of Incorporation and subject to the provisions of Section 1.10:

     (a) At every meeting of the stockholders each stockholder shall be entitled to one vote for each share of capital stock held by him.

     (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy.

     (c) Each matter, other than election of directors, properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

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     (d) Election of directors and the vote on any other matter presented to a meeting shall be by written ballot.

     Section 1.8. Adjourned Meetings. A meeting of stockholders may be adjourned to another time or place as provided in Section 1.5. Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

     Section 1.9. Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all holders having a right to vote thereon were present and noted.

     Section 1.10. List of Stockholders Entitled to Vote. Before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 1.11. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock

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or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                  ARTICLE TWO

                                   DIRECTORS

     Section 2.1. Number; Term of Office; Qualifications; Vacancies. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors that shall constitute the whole Board shall be determined by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board. Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.2 and 2.3, until the election and qualification of their respective successors or such respective director's earlier resignation or removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

     Section 2.2. Resignation. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a

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majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws in the filling of other vacancies.

     Section 2.3. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

     Section 2.4. Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

     Section 2.5. Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, the Executive Committee, the President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least two days before the day fixed for the meeting addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by facsimile, telegraph, cable, or radio or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

     Section 2.6. Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the President or

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in his absence by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

     Section 2.7. Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum, a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as may otherwise be required by the Certificate of Incorporation or the Bylaws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.8. Meeting by Telephone. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     Section 2.9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

     Section 2.10. Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between meetings of the Board of Directors, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have such power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a

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dissolution of the Corporation or a revocation of a dissolution, amend the
Bylaws or otherwise to act (other than to make recommendations) where it is provided by law or by the Certificate of Incorporation that any vote or action, in order to bind the Corporation, shall be taken by the Directors, and unless the resolution creating such committee or the Certificate of Incorporation shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

     In the absence or disqualification of a member of a committee, the number of members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee other than the Executive Committee shall have such name as may be determined from time to time by the Board of Directors.

     A majority of the committee shall constitute a quorum for the transaction of business at any meeting for which written notice has been given to all members or for which notice has been waived by all members. Each such committee shall keep a record of its proceedings and may hold meetings upon one (1) day's written notice or upon waiver of notice signed by all of the members of the committee either before or after said committee meeting.

     Section 2.11. Compensation. Directors shall receive compensation for their services as directors or as members of committees as may from time to time be fixed by the Board of Directors. They may also be reimbursed for their expenses in attending any meeting and in the transaction of business for the Corporation.

                                 ARTICLE THREE

                                    OFFICERS

     Section 3.1. Election; Qualification. The officers of the Corporation shall be a President, one or more Vice Presidents, one or more of whom may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more

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Assistant Controllers and such other officers as it may from time to time determine. Two or more offices may be held by the same person.

     Section 3.2. Term of Office. Each officer shall hold office from the time of his election and qualification to the time at which his successor is elected and qualified, unless sooner he shall die or resign or shall be removed pursuant to Section 3.4.

     Section 3.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified in the resignation, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.4. Removal. Any Officer may be removed at any time, with or without cause, by the vote of a majority of the whole Board of Directors.

     Section 3.5. Vacancies. Any vacancy, however caused, in any office of the Corporation may be filled by the Board of Directors.

     Section 3.6. Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

     Section 3.7. President. Unless the Board of Directors otherwise provides, the President shall be the Chief Executive Officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in such office and shall perform such other duties as are authorized by the Board of Directors. The President shall sign all contracts, certificates and other instruments of the Corporation as authorized by the Board of Directors.

     Section 3.8. Vice President. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the President may from time to time prescribe. During the absence of the President or his inability to act, the Vice President, or if there shall be more than one Vice President, then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors.

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     Section 3.9.  Secretary.  The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors and issue notices of such meetings as necessary. He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors. Any Assistant Secretary, in the absence or inability of the Secretary, shall perform all duties of the Secretary and such other duties as may be required.

     Section 3.10. Treasurer. The Treasurer shall have care and custody of all money and securities of the Corporation and shall give bond in such sum and with such sureties as the Board of Directors may specify, conditioned upon the faithful performance of the duties of his office. He shall keep regular books of account and shall submit them, together with all his vouchers, receipts, records and other papers, to the Board of Directors for their examination and approval annually; and semi-annually, or when directed by the Board of Directors, he shall submit to each director a statement of the condition of the business and accounts of the Corporation; and shall perform all such other duties as are incident to his office. An Assistant Treasurer, in the absence or inability of the Treasurer, shall perform all the duties of the Treasurer and such other duties as may be required.

     Section 3.11. Other Officers. Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors.

                                  ARTICLE FOUR

                                 CAPITAL STOCK

     Section 4.1. Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by or in the name of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a

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certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 4.2. Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors may from time to time prescribe.

     Section 4.3. Holders of Record. Prior to due presentment for registration of transfer the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

     Section 4.4. Lost, Stolen, Destroyed or Mutilated Certificate. The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or his legal representative (i) requests replacement before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such stock certificate or the issuance of any such new stock certificate; and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

     Section 4.5. No Preemptive Rights. No holder of shares of any class of this Corporation, or holder of any securities or obligations convertible into shares of any class of this Corporation, shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of this Corporation of any class, whether now or hereafter authorized.

                                  ARTICLE FIVE

                                INDEMNIFICATION

     Section 5.1. General Indemnity. The Corporation shall indemnify, subject to the requirements of Section 5.4, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by

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reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     Section 5.2. Derivative Suit Indemnity. The Corporation shall indemnify, subject to the requirements of Section 5.4, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 5.3. Expense Indemnity. To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprise at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in

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Section 5.1 and 5.2 or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 5.4. Procedure. Any indemnification under Sections 5.1 and 5.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Sections 5.1 and 5.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 5.5. Advancement of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 5.6. Non-Exclusive Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the

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power to indemnify such person against such liability under the provisions of this Article.

     Section 5.8. Continuation of Indemnities. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     Section 5.9. Definition. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

     Section 5.10. Benefits. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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                                  ARTICLE SIX

                               GENERAL PROVISIONS

     Section 6.1. Waiver of Notice. Whenever notice is required by the Certificate of Incorporation, the Bylaws or any provision of the General Corporation Law of the State of Delaware, a written waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

     Section 6.2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless the Board of Directors shall from time to time otherwise prescribe.

     Section 6.3. Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                 ARTICLE SEVEN

                              AMENDMENT OF BYLAWS

     Section 7.1. Amendment. The Bylaws may be made, altered or repealed at any meeting of stockholders or at any meeting of the Board of Directors by a majority vote of the whole Board.

                                 CERTIFICATION

     These Bylaws have been adopted and approved this 21st day of May, 1996.

                        /s/ Charles Wunsch
                      __________________________________
                         Charles Wunsch, Incorporator

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